United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2004

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 15, 2004, Focus Enhancements, Inc. issued a press release discussing its results of operations for the three months ended September 30, 2004. This press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement.  The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 3.02. Unregistered Sales of Equity Securities

On November 15, 2004, Focus Enhancements, Inc. issued a press release announcing it had obtained binding commitments for up to $6.0 million in gross proceeds through a private placement of its common stock and warrants, combined with a separate commitment from a bank for up to $4.0 million in accounts receivable financing under a secured line of credit.  It is expected that such securities will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933,as amended.  In connection with the private placements, Focus has granted investors registration rights.

FOCUS Enhancements plans to use the proceeds to further develop its Ultra Wideband (UWB) technology, which will enable wireless video transmission in a wide range of applications. Any funds not expended for UWB development will be for general corporate purposes.

This press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits

99.1     Focus Enhancements, Inc. earnings press release for the three months ended September 30, 2004.

99.2     Focus Enhancements, Inc. press release announcing up to $10 million in funding commitments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: November 15, 2004	By: /s/ Gary Williams
Name: Gary Williams
Title: VP of Finance and CFO